                                                                      Exhibit 21

                         Subsidiaries of the Registrant


                                                        Incorporation
       Legal Entity                                State             Country
       ------------                               ------             -------
American Sampling Incorporated                   Delaware              US
American Student List LLC                        New York              US
Arnold Communications, Inc.                      Massachusetts         US
Arnold Ingalls Moranville, Inc.                  California            US
Barry Blau & Partners of California, Inc.        California            US
Barry Blau & Partners of New York, Inc.          New York              US
Barry Blau & Partners West, Inc.                 Connecticut           US
Bay V Berry Associates, Inc.                     Connecticut           US
Berenson, Isham & Partners, Inc.                 Massachusetts         US
Blau Broadcast Direct, Inc.                      Connecticut           US
Bounty Gift-Pax                                  Delaware              US
Bounty Holdings Inc. (US)                        Delaware              US
Bounty Publications Inc.                         Delaware              US
Bounty SCA Worldwide, LLC                        Delaware              US
Brann Illinois LLC                               Delaware              US
Brann Maryland LLC                               Delaware              US
Brann Connecticut LLC                            Delaware              US
Brann LLC                                        Delaware              US
Brann Media LLC                                  Delaware              US
Broadwell Marketing Group, Inc.                  Texas                 US
Circle Interactive, LLC                          Delaware              US
Circle.com, Inc.                                 Delaware              US
Direct Edgemarketing, Inc.                       Illinois              US
E-Studio Inc.                                    Georgia               US
Echo Marketing, Inc. dba Echo Media              Georgia               US
Edge Network, Inc.                               Texas                 US
Even Steven, Inc.                                New York              US
Forbes Group Corporation                         Texas                 US
G.P. Snyder Marketing Services, Inc.             Delaware              US
Huckleberry Corporation                          Connecticut           US
Ingalls Moranville Advertising, LLC              New York              US
Interactive Bureau, Inc.                         California            US
International Olympian Coin Centre, Ltd.         Connecticut           US
Manhattan Response Group                         New York              US
Marketing & Direct Services, LP                  Delaware              US

                                                                      Exhibit 21
                                                                     (Continued)


                                                             Incorporation
       Legal Entity                                        State         Country
       ------------                                        -----         -------

Media Syndication Global                                   New York        US
National Sales Services, Inc. DBA National Retail Sales    Delaware        US
Natural Intelligence, Inc.                                 Massachusetts   US
NetMarquee Online Services, Inc.                           Delaware        US
Patricia/Laura, Inc.                                       Delaware        US
Snyder OOI Acquisition, Inc.                               New York        US
Polygon Multi-Faceted Communications, Inc.                 Texas           US
Preferred Response Guild, LP                               New York        US
Response Analytics, Inc.                                   Georgia         US
Response Marketing Group, LLC                              Georgia         US
Rockpile Interactive                                       California      US
SMS Employee Stock Ownership Fund                          Delaware        US
SNC Holdings, Inc.                                         Delaware        US
SNC-Snyder, Inc.                                           Nevada          US
Snyder Acquisition Corp. III                               Delaware        US
Snyder Acquisitions Holding, Inc.                          Delaware        US
Snyder Complete Target Marketing Solutions, Inc.           Nevada          US
Snyder Direct Services, Inc.                               Delaware        US
Snyder Foreign Acquisition, Inc.                           Delaware        US
Snyder French Acquisition, LLC                             Delaware        US
Snyder Marketing Services, Inc.                            Delaware        US
Snyder UPS Acquisition, Inc.                               Delaware        US
Spyglass Management Company, Inc.                          Texas           US
Steve Blake Development Corp.                              New York        US
Stork Nursery Supplies, Inc. (US)                          Delaware        US
Tracer Transaction Systems, Inc.                           Texas           US
Tsunami Consulting Group, Inc.                             Colorado        US
Vision Integrated Marketing                                California      US
Baby Junction Limited                                                      UK
Baby Love Limited                                                          UK
BDDH Group Limited                                                         UK
Blau Direct International Limited                                          UK
Blau Tequila Joint Venture                                                 UK
Bounty Group Employee Share Scheme Trust                                   UK
Bounty Group Holdings Limited                                              UK
Bounty Group Limited                                                       UK
Bounty Holdings Limited                                                    UK
Bounty Publications Limited                                                UK

                                                                      Exhibit 21
                                                                     (Continued)

                                                       Incorporation
      Legal Entity                               State              Country
      ------------                               -----              -------

Bounty SCA (Basingstoke)                                              UK
Bounty SCA (ROI) Limited                                              UK
Bounty SCA (UK) Limited                                               UK
Bounty SCA Worldwide (UK)                                             UK
Bounty SCA Worldwide Limited                                          UK
Bounty Services (Ireland) Limited                                     UK
Bounty Services Limited                                               UK
Bounty Vision Limited                                                 UK
Brann Direct, Ltd.                                                    UK
Brann Holdings Limited                                                UK
Brann Limited                                                         UK
Brann Software Limited                                                UK
Brann Telephone, Ltd.                                                 UK
Christian Brann Limited                                               UK
Columns Limited                                                       UK
Contact 24 Limited                                                    UK
Diss Building & Maintenance Services Limited                          UK
Diss Fulfillment Services Limited                                     UK
Ellert Payroll Services Limited                                       UK
Ellert Retail Operation Services Limited                              UK
Encorehaven                                                           UK
Firefly Research Limited                                              UK
Global Vision Limited                                                 UK
M SC Communications Limited                                           UK
Music Line Limited                                                    UK
Newbury Direct Marketing Services                                     UK
Palcon Limited                                                        UK
Partners Andrews Aldridge Limited                                     UK
Partners BDDH Limited                                                 UK
Redwood Packaging Ltd.                                                UK
S. Aldridge, P. Andrews                                               UK
SJA Marketing Services Limited                                        UK
Snyder Communications Holdings (UK) Limited                           UK
Snyder Direct                                                         UK
Snyder Europe Limited                                                 UK
Snyder Finance                                                        UK
Snyder Finance Europe Limited                                         UK


                                                                                           Exhibit 21
                                                                                           (Continued)

                                                                            Incorporation
      Legal Entity                                                    State              Country
      ------------                                                    -----              -------
Snyder Group PLC (BDDH)                                                                    UK
Source Associates Limited                                                                  UK
Stork Nursery Supplies Limited                                                             UK
Waveney Glass Company, The                                                                 UK
Mercot A.G.                                                                                Switzerland
Sociedad de Informacion Productos Bebes y Maternales SL (SIPBM)                            Spain
Snyder Netherlands BV                                                                      Netherlands
Snyder Netherlands CV                                                                      Netherlands
IMG Canada, ULC                                                                            Canada
Interactive Marketing Group, ULC                                                           Canada
Associated Communications Industris, SA                                                    Belgium
Baby Media Scrl                                                                            Belgium
Brann Acquisition Belgium sprl (en cours de constitution)                                  Belgium
Exhibition Partners SA                                                                     Belgium
NMG Zao                                                                                    Russia